UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 2, 2015

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

On September 2, 2015, Digital Turbine, Inc. (the "Company") and several major investors in Appia, Inc., which is now a wholly owned subsidiary of the Company called DT Media, extended lock-up agreements which were entered into in connection with the Appia acquisition in March of this year.

The original lock-up agreements applied to the shares of the Company that the investors--Trident Capital, Venrock Associates, Noro-Moseley Partners, Relay Ventures and the Wakefield Group (collectively, the “Investors”) —received in exchange for their shares of Appia. The original lock up was set to expire in three equal tranches on September 2, 2015, December 1, 2015 and March 4, 2016.

The amendment extended by 45 days the first lock up tranche. As a result, the lock up agreements for the Investors now expire in three equal tranches on October 17, 2015, December 1, 2015 and March 4, 2016.

In exchange for extending their lock up agreements, the Company agreed that in the event that, during the period commencing on September 2, 2015 and expiring on the date that none of the Investors’ shares in the Company remain subject to the amended lock up or any similar agreement (i.e., any underwriter lock up) regarding such shares, the Company consummates any underwritten public offering, the Investors will have the right to participate in such offering (on a selling stockholder, or selling-stockholder-equivalent, basis), to a reasonable extent based on market conditions.

This amendment is effective only so long as the Investors and North Atlantic Capital, as well as all Company officers, directors, and investment entities associated with directors (all of the foregoing being referred to as “Lock-Up Parties”) are subject to a lock-up to at least October 17, 2015, either by agreement (such as the amendment discussed herein) or as a result of the Company’s insider trading window policy restrictions. This condition has been satisfied as of the date of the amendment to the lock ups discussed herein. The Company reserved the right to shorten any lock-up period, and is required to release any shares subject to the lock-up on a proportional basis if the Company were to release any Lock-Up Parties from their restrictions, subject to exceptions for sales in connection the aforementioned participation right.

This summary of the amendment to the lock-up agreements is subject to the actual terms of the agreements, all of which were entered individually between each investor and the Company and not on a joint basis, and a copy of the form of which will be contained in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2015.

On September 3, 2015, the Company issued a press release announcing the lock up agreements. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated September 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 3, 2015	Digital Turbine, Inc.

By: /s/ Andrew Schleimer
Andrew Schleimer
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 3, 2015.